Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (Nos. 333-157150, 333-160979, 033-52946, 333-219547, and 333-225020) on Form S-8 of Dorman Products, Inc. of our report dated February 22, 2022, with respect to the consolidated financial statements and financial statement schedule II of Dorman Products, Inc. and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

Philadelphia, PA
February 22, 2022